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                                                               Exhibit 23.7


                                     CONSENT


        I hereby consent to being named as a person chosen to become a director of CFX Corporation, and trustee of CFX Bank, in the Portsmouth Bank Shares, Inc. and Community Bankshares, Inc. Registration Statements on Form S-4 filed with the Securities and Exchange Commission on or about June 13, 1997.


                             /s/ Mark E. Simpson
                             ------------------------
                                 Mark E. Simpson